SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 9

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number:  333-161985

SUNPEAKS VENTURES, INC.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1382 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

#106, 505 19 Ave SW

Calgary, Alberta, T2S 0E4

Canada

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson St. #208

Carson City, NV 89701

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Luis Carrillo, Esq.

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA  92103

(619) 399-3090

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $0.001 par value per share	700,000(2)	0.06	$42,000	$2.99
Common stock, $0.001 par value per share	1,700,000(3)	0.06	$102,000	$7.27

(1)

Previously paid and estimated solely for purposes of calculating the registration fee under Rule 457(a).

(2)

The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)

This amended Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of up to 1,700,000 ordinary shares previously issued to the selling shareholders as named in the Resale Prospectus.

(4)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November ___, 2010

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•

Public Offering Prospectus.  We are offering up to 700,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers, should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $42,000. The offering price is $0.06 per share for both newly issued shares and those being sold by current shareholders.

•

Resale Prospectus.  A prospectus to be used for the resale by selling shareholders of up to 1,700,000 shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•

they contain different outside and inside front covers;

•

they contain different Offering sections in the Prospectus Summary section beginning on page 8;

•

they contain different Use of Proceeds sections on page 15;

•

the Dilution section is deleted from the Resale Prospectus on page 15;

•

a Selling Shareholder section is included in the Resale Prospectus beginning on page 16;

•

references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•

the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

700,000 shares of common stock

We are offering up to 700,000 shares of our common stock in a direct public offering with an offering price of $0.06 per share. This offering shall be conducted without any involvement of underwriters or broker-dealers, should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $42,000.

Scott Beaudette, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Beaudette will not receive any compensation for his role in selling shares in the offering and Mr. Beaudette shall have the responsibility to inform all prospective investors approached by him that they will be receiving shares sold by the Company not those offered by the Selling Shareholders hereunder. As our sole-officer and director, Mr. Scott Beaudette will be soliciting investments into the Company from friends, family and those persons which he has a prior business relationship, and that he reasonably believes would have an interest in investing the Company. Mr. Beaudette will distribute to all interested investors a copy of the Company's then effective Registration Statement. As each investor will be personally approached by Mr. Beaudette, he intends to verbally inform each potential investor that the shares being offered are being offered by the Company directly to the investor and that he shall receive no compensation for the sale of the shares and that all funds received will go directly to the Company to be used for operating expenses.

Completion of this offering is not subject to us raising a minimum offering amount.  The sale of the 700,000 shares is intended to be a self-underwritten public offering, with no minimum purchase requirement. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.  This offering will terminate on the latter of 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of the board of directors ..

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. There is currently no market for our common stock and we do not know if an active trading market will develop. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms a part. There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

This prospectus covers the primary public offering by the Company of 700,000 shares of common stock. The Company is concurrently conducting a resale offering for 1,700,000 shares, which is covered in a separate resale prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to Sunpeaks Ventures, Inc.

The Company Overview

Sunpeaks Ventures, Inc. was incorporated in the State of Nevada on June 25, 2009. Sunpeaks Ventures, Inc. is a exploration stage company and currently has minimal operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934. At this time we are a natural resource exploration company engaged in the evaluation of oil and gas properties in the United States. Prior to our incorporation, the Company leased a 1.28571% working interest in an oil and gas property from Nitro Petroleum, Inc. The lease covers the following tracts of land specifically know as Nancy Hubbard #1, C NE NW/4, Section 1-T8N-R2E, Pottawatomie County, OK; Walker #1, C SE SE/4, Section 1-T8N-R2E, Pottawatomie County, OK, Krouch #1, SE SE/4, Section 35-T9N-R2E, Pottawatomie County, OK, Krouch #2, C SW SE/4, Section 35-T9N-R2E, Pottawatomie County, OK (the "Leased Property"). Nitro Petroleum, Inc. continues to own and operate the majority interest in the Leased Property. Though the Leased Property is currently in production it is only producing nominal amounts, which cannot be sold in such quantities. With regards to the Leased Property, the Company has no obligations or responsibilities for the maintenance or exploration of these properties. The Leased Property was our first acquisition and our interest therein is passive. We anticipate that the majority of our effort over the next 12 months will focus on growth and expansion through the continued evaluation of potential acquisition properties in the oil and gas sector.

Generally, we have an excellent working relationship business with Nitro Petroleum, Inc., and we anticipate that larger opportunities will become available to us based on this relationship. However, we have no control over Nitro Petroleum or the operational timeline relating to the rework of the Leased Property. Nitro Petroleum will make all determinations relating to the continued rework or fracing of the Leased Property and as disclosed in Nitro Petroleum's last annual report for the year ended January 31, 2010, Nitro had revenue of $120,035 from production of oil and gas, they had a cash balance of $2,502, had accumulated losses of $4,833,163 since inception and had a working capital deficiency of $522,607. Our interest in the leased Property is nominal and we have minimal access to operational information regarding the exact details of the majority lease holder's plans concerning the management and rework of the Leased Property, including the financial condition of Nitro and its ability to rework or frac the wells. However, as our interest is nominal we do not expect to achieve profitability from any reserves produced by the wells on the properties. In acquiring the leased Property, Management saw an opportunity to enter into the oil and gas exploration industry.

Additionally, our sole officer and director has only recently become interested in natural resource exploration and does not have any professional training or technical credentials in the exploration or operation of oil and gas properties. Therefore, we intend to retain qualified persons on a contract basis to perform the exploration of the potential acquisitions property as needed. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program. However, we intend to hire a professional geologist to outline a work program to assist in the preparation and execution of a viable exploration program, but we have not discussed any terms of such an arrangement.

We currently have no employees other than our sole officer/director, whom will only be devoting approximately twenty hours per week, to our operations. We do not intend to hire any employees for the next twelve months unless and until we have proven reserves. We are currently a exploration stage company and to date we recorded no revenue. Accordingly, we have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our products. We believe that debt financing from third parties will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of debt financing from our principal shareholder and executive officer or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities.

SUMMARY OF THIS OFFERING

Securities being offered	Up to 700,000 shares of common stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Price

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Number of shares outstanding before the offering	7,900,000 shares of Common Stock issued and outstanding as of November 10, 2010.

Number of Options Granted	There have been no Options Granted by the Company as of the date hereof.

Net Proceeds to the Company

The Company is offering a maximum 700,000 shares of Common Stock, $.001 par value at an offering price of $0.06 per Share. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Outstanding Convertible Note

The Company issued a Convertible Promissory Note in the amount of $40,000, granting the Holder the right to convert the Principal amount due under the Note at any time at a conversion rate of $0.06 per share and the Company has the right to convert the Principal amount due under the Note into shares of the Company’s Common Stock at a conversion rate of $0.06 per share upon the filing of this Registration Statement.

Risk factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publically traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan

Since there is no minimum with respect to the number of shares to be sold in directly by the Company in its offering, if only as few shares are sold, we may not have enough capital to fully implement our business plan.  In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.  Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

A potential conflict of interest may exist due to the fact that our sole officer and director will be responsible for selling any and all shares registered hereunder in the Company's Direct Public Offering to potential investors and he has shares registered personally.

Our sole officer and director, Mr. Scott Beaudette will have the sole responsibility for selling those shares registered hereunder on behalf of the Company in our direct public offering and although Mr. Beaudette has represented that he will not personally sell shares until such time that this offering expires or until the Company is listed on the Over-the-Counter Bulletin Board and such shares can be sold in open market transactions, there is no assurance that Mr. Beaudette will not sell shares which he personally owns prior to the expiration of this offer. Any such sale could potentially be viewed as a conflict of interest between the Company and Mr. Beaudette and potential investors should be aware that the potential for conflict may arise.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution, upon the sale of the shares registered hereunder, the conversion of outstanding notes and any additional issuance of shares by the Company in the future.

The majority of the present owner of all of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this Offering will experience an immediate and substantial “dilution”.  Further, the Company issued a Convertible Promissory Note in the amount of $40,000, pursuant to which the Holder has right to convert the Principal amount due under the Note at any time at conversion rate of $0.06 per share and the Company has the right to convert the Principal amount due under the Note into shares of the Company’s Common Stock at a conversion rate of $0.06 per share upon the filing of this Registration Statement. The Company has no definitive plans to convert the Principal due under the note at this time. However, if the Company (or the Holder) elects to convert the note into shares of its common stock, there would be an immediate issuance of 666,667 shares of common stock which would cause immediate and significant dilution to the Company's then existing shareholders. Although the Company has represented that it does not have any current plans to convert the note there is nothing stopping the Company or the Holder from electing to do so. Any election to convert the note will have a dilutive effect on the issued and outstanding shares of the Company's common stock. Therefore, the investors in this Offering bear a substantial portion of the risk of loss.  Any additional sales of securities of the Company in the future could result in further dilution.

We are deemed a "shell company" and as such we are subject to additional reporting and disclosure requirements that may affect our short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "Rule 144" below and the risk factor titled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company”.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

RISKS RELATED TO OUR BUSINESS

Assets we acquire may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities.

We expect that future acquisitions will significantly contribute to our future growth. Successful acquisitions require an assessment of a number of factors, including estimates of recoverable reserves, exploration potential, future oil and gas prices, operating and capital costs and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with our assessments, we intend to perform a review of any potential acquisition properties prior to the acquisition thereof which we believe is generally consistent with industry practices. Such reviews are to be conducted through consultants to the Company or by such persons known by the Company to have such experience in assessing the potential benefit of any acquisition being made by the Company.

Mr. Beaudette shall consult with, and seek out such advice as necessary in order to make such informed decisions.  However, such a review will not reveal all existing or potential problems. In addition, any review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. As a result of these factors, we may not be able to acquire oil and gas properties that contain economically recoverable reserves on acceptable terms or we may acquire reserves that become uneconomic.

Further, Mr. Beaudette independently reviewed and acquired the initial working interest currently being leased by the Company without any independent outside consultants review or analysis. We believe that there will be instances where the Company will independently acquire property or an interest therein without consulting an outside consultant and that any such acquisition would not reveal existing or potential problems or completely assess the deficiencies with the acquired property. As a result such an acquisition we may not acquire oil and gas properties that contain economically recoverable reserves or we may acquire reserves that become uneconomic.

The operation of those wells in which we own or own a percentage may not be profitable or achieve our targeted returns.

We will attempt to invest in property that we believe will result in projects that will add value over time. However, not all of our prospects will result in viable projects and we may be forced to abandon our initial investments. Additionally, any leasehold acreage we may acquire may not be profitably explored, and any new wells funded by us may not be productive, and we may not recover all or any portion of our investment in such leasehold acreage or wells. Initially, we will anticipate the continued acquisition of nominal interests in various properties. As such we will have little to no control over the operational timelines or efforts being offered by the leaseholders or any such other entity tasked with reworking or evaluating the property. If these entities fail to rework the property our recourse will be limited and as such our business may be negatively affected. In addition, we may not be successful in implementing our business strategy, including controlling and reducing our costs in order to improve overall return. The cost of drilling, completing and operating a well is often uncertain and cost factors can adversely affect the economics of a project. For example, our Leased Property is currently controlled by the majority leaseholder, Nitro Petroleum, Inc. and Nitro Petroleum will make all determinations relating to the continued rework or fracing of the Leased Property. As disclosed in Nitro Petroleum's last annual report for the year ended January 31, 2010, Nitro had revenue of $120,035 from production of oil and gas and they had a cash balance of $2,502 as of January 31, 2010. Accordingly, there can be no assurances that properties we acquire will be profitable or that we will have the ability to influence the operation timelines as the same relate to properties or interest we may acquire. This lack of control and the relative financial position of the majority leaseholders or operators may have a negative impact on the Company.

Current revenue is inadequate to support the operations of the Company and permit a profit and raises substantial doubt about our ability to continue as a going concern.

Since our inception on June 25, 2009, we have not generated operating revenues. As of September 30, 2010, we have cash on hand in the amount of $66. Accordingly, we do not have sufficient cash on hand at this time to pay any future debts and costs that we may incur. We will require additional financing to fund our operations. These circumstances raise substantial doubt about our ability to continue as a going concern.

We anticipate based on our current cash and working capital and our planned expenses that we will require additional financing to continue our plan of operations .. However, we believe that debt financing from third parties will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of debt financing from our principal shareholders and executive officer or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. Issuing equity securities to satisfy our financing requirements could cause substantial dilution to our existing stockholders. If debt financing became available, the level of such debt financing could also materially affect our operations. If our future revenues decrease due to lower oil and gas prices or other reasons, and if we could not obtain capital through our current investors or otherwise, our ability to execute our acquisition plans could be greatly limited. As a result, our business could fail.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. If there is an unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel, we could be materially and adversely affected.

Our business is highly competitive.

The oil and gas industry is highly competitive in many respects, including identification of attractive oil and gas properties for potential acquisition, drilling and exploration, securing financing for such activities and obtaining the necessary equipment and personnel to conduct such operations and activities. In seeking suitable opportunities, we will compete with a number of other companies, including much larger oil and gas companies and other independent operators with significantly greater financial resources, larger numbers of personnel and facilities, and with more expertise. Accordingly, there can be no assurance that we will be able to compete effectively with these entities.

Our oil and gas activities are subject to various risks which are beyond our control.

Our operations are subject to many risks and hazards incident to exploring, transporting, marketing and selling oil and gas. There are many risks and hazards that could materially and adversely affect our future revenues and increase expenses. Any of these risks and hazards could materially and adversely affect our financial condition, results of operations and cash flows. Such risks and hazards include:

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human error, accidents, labor force and other factors beyond our control that may cause personal injuries or death to persons and destruction or damage to equipment and facilities;

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blowouts, fires, pollution and equipment failures that may result in damage to or destruction of wells, producing formations, production facilities and equipment;

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unavailability of materials and equipment;

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engineering and construction delays;

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unanticipated transportation costs and delays;

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unfavorable weather conditions;

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hazards resulting from unusual or unexpected geological or environmental conditions;

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environmental regulations and requirements;

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accidental leakage of toxic or hazardous materials, such as petroleum liquids or drilling fluids, into the environment;

•

changes in laws and regulations, including laws and regulations applicable to oil and gas activities or markets for the oil and gas produced; and,

•

the internal and political decisions of OPEC and oil and natural gas producing nations and their impact upon oil and gas prices.

As a result of these risks, expenditures, quantities and rates of production, future revenues and operating costs may be materially and adversely affected and may differ materially from those anticipated by us.

As the Company’s president has other outside business activities, he is not devoting a majority of his time to the Company, which may result in periodic interruptions or business failure.

Mr. Beaudette, the Company’s president, has other outside business activities and currently devotes approximately 20 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Beaudette, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our president and chief executive officer, he is prepared to adjust his timetable to devote more time to the Company’s business. However, he may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its president. The loss of him, or of other key personnel in the future, could have a material adverse effect on the business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. The Company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its president and chief executive officer.

Since our president has no or very little direct experience in the oil and gas industries the Company may never be successful in implementing its business strategy, which will result in the loss of your investment.

Mr. Beaudette, our president has no or very little direct experience in the development of a business based on the acquisition of oil and gas properties. As a result, our management may not be fully aware of many of the specific requirements related to the successful operation thereof. Management’s decisions and choices may not accurately account for the prevailing factors guiding others in the industry’s decision making processes. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

United Stated Federal Regulations.

In the United States, legislation affecting the oil and gas industry has been pervasive and is under constant review for amendment or expansion. Pursuant to such legislation, numerous federal, state and local departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. These laws and regulations have a significant impact on oil and gas drilling, gas processing plants and production activities, increase the cost of doing business and, consequently, affect profitability. Inasmuch as new legislation affecting the oil and gas industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, if we are unable to predict the future cost or impact of complying with these laws and regulations. The Company considers the cost of environmental protection a necessary and manageable part of its business.

Our operations are subject to various federal, state and local environmental laws and regulations.

Our exploration of oil and gas properties, including any operation of saltwater injection and disposal wells, are subject to various federal, state and local environmental laws and regulations. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and gas wells. Any domestic activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 (“OPA”), the Clean Water Act (“CWA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act (“CAA”), and the Safe Drinking Water Act (“SDWA”), as well as state regulations promulgated under comparable state statutes. We are also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Under the OPA, a release of oil into water or other areas designated by the statute results in the company being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set forth in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in the company being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

CERCLA and comparable state statutes, also known as “Superfund” laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a “hazardous substance” into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, gas and natural gas liquids from the definition of hazardous substance, our operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and non-hazardous solid wastes. We may generate hazardous and non-hazardous solid waste in connection with future routine operations. From time to time, proposals have been made that would reclassify certain oil and gas wastes, including wastes generated during drilling, production and pipeline operations, as “hazardous wastes” under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on our operating costs. While state laws vary on this issue, state initiatives to further regulate oil and gas wastes could have a similar impact.

Predecessors operations at various properties we may acquire may have material and adverse affect on our operations.

Because oil and gas exploration, and possibly other activities, may have been conducted at properties we may acquire by previous owners and operators, materials from these operations remain on some of the properties and in some instances require remediation. In addition, in certain instances we may have to agree to indemnify sellers of producing properties from which we may acquire reserves against certain liabilities for environmental claims associated with such properties. While we do not believe that costs to be incurred by us for compliance and remediating will be material, there can be no guarantee that such costs will not result in material expenditures.

Accidents are a reoccurring and prevalent part of the oil and gas business, and any accident caused by our Company may have a materially adverse affect on the Company.

In the course of our routine oil and gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and we incur costs for waste handling and environmental compliance.

Occupational Health and Safety.

We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations, and the judicial construction of many of them, we may be unable to predict with any reasonable degree of certainty its future costs of complying with these laws and regulations. We consider the cost of safety and health compliance a necessary and manageable part of its business.

Commitments and Contingences

We will be liable for future restoration and abandonment costs associated with any acquisition of oil and gas properties. These costs include future site restoration, post closure and other environmental exit costs. Some state regulations require operators to post bonds that assure that well sites will be properly plugged and abandoned. Management views this as a necessary requirement for operations within each state and does not believe that these costs will have a material adverse affect on our financial position.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price which could materially and adversely affect the market price of the Company’s common stock.  Additionally, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a public company, we will incur substantial expenses.

If we are able to have our Common Stock quoted on the Over the Counter Bulletin Board, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending June 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize and investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is/and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

There is a limitation on liability of the sole officer and director of the Company. Investors in this offering may not feel comfortable investing in a Company whose sole officer and director has limited or no liability to its stockholders for damages.

The Articles of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the Company’s officers and directors for damages for breach of fiduciary duty as directors or officers. Accordingly, our current/future officers and directors may have no liability to the stockholders for any mistakes or errors of judgment or for any act of omission, unless such person failed to act in good faith or in a manner the person reasonably believed to be in or not opposed to the best interests of the Company.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING.  PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 7,900,000 shares of Common Stock outstanding as of June 30, 2010. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.06 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 700,000 Shares offered by the Company hereunder, at an Offering Price of $0.06 per share the pro forma net tangible book value of the Company at June 30, 2010, would have been $32,386 or $0.004 per share, representing an immediate increase in tangible book value of $0.005 per share to existing shareholders and an immediate dilution of $0.001 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

700,000 Shares
Offering price per share	$0.06
Net tangible book value per share before Offering	$(0.001)
Increase per share attributable to new investors	$0.005
Pro forma net tangible book value per share after Offering	$0.004
Dilution per share to new investors	$0.001

USE OF PROCEEDS

If all 700,000 shares offered hereunder are sold, we will receive approximately $42,000. The proceeds from this offering will be applied to general corporate funds and potential property acquisitions not yet identified. Our management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized and we reserve the right to reallocate the funds according to changing corporate events. We believe that the proceeds from this offering, assuming we receive the maximum amount, will be sufficient to fund our initial business development and working capital requirements for a period of six months.  Notwithstanding the foregoing, we can assure that we will require additional funds to carry out our complete business plan as described herein and the availability and terms of any future financing will depend on market and other conditions. Our use of proceeds is based upon the projections by our Management, which may also change according to unforeseen future events and market changes.

If we are able to raise the maximum amount available under this offering, we anticipate using such funds to finalize the evaluation of potential participation/joint ventures. We anticipate allocating $30,000 of this amount to the evaluation and/or acquisition of potential participation/joint ventures. The use of the funds will also be allocated to general operating expenses, which at this point in our development are nominal. It is anticipated that we will allocate $12,000 for general and administrative operating expenses. Our ability to successfully identify and, more importantly, acquire an interest in producing wells will be directly dependant on the Company's ability to use funds raised hereunder in an effective manner and any interest we acquire will be proportionate to the amount we the Company can afford. Specifically, Management will use the proceeds raised hereunder to fund the identification and evaluation and potential acquisition or joint venture of potential natural gas and oil wells.

If we raise a nominal amount under the offering we will likely be forced to use such funds to assist management with its efforts to seek out and raise additional capital from alternate sources. If such funds are made not available, our business would likely fail and any investment in the Company would likely be lost. If less than the maximum offering is sold, we will have inadequate working capital and funds to fund any expansion of operations and we will allocate any such funds raised hereunder in an order of priority as deemed necessary by Management.  Although not anticipated, a significant lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan with resulting business failure.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 700,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.06 per share. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days. There are no finders involved in our distribution. Our sole officer and director will not purchase shares in this offering. We will sell the shares in this offering through Mr. Scott Beaudette, our sole officer and director. He will not receive any commission from the sale of any shares and he will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Beaudette is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director through the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He intends to distribute the prospectus to friends, relatives, and business associates. The shares will not be offered through any media or through investment meetings. Mr. Beaudette will personally contact potential investors. The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the United States. Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Sunpeaks Ventures, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the Company’s common stock then outstanding which, in our case, would equal approximately 79,000 shares of our common stock as of the date of this prospectus.

In accordance with the volume and trading limitations of Rule 144 of the Act, in general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least twelve month if the Company is not subject to the reporting requirements of the Securities Act of 1934 or six months provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding

2.	the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144, a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year if the Company has been subject to the reporting requirements of the Securities Act of 1934 and two years if not subject to the reporting requirements of the Securities Act of 1934, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to any persons.

DESCRIPTION OF PROPERTY

On November 21, 2008, the Company entered into an Assignment of Oil and Gas Leases with Nitro Petroleum, Inc., whereby the Company was assigned a 1.28571% working interest in and to certain oil and gas leases owned by Nitro Petroleum, Inc. The working interest was acquired for an aggregate total of $10,000, which covered the following leases as specifically described as: (i) Nancy Hubbard #1, C NE NW/4, Section 1-T8N-R2E, Pottawatomie County, OK; (ii) Walker #1, C NW NE/4, Section 1-T8N-R2E, Pottawatomie County, OK; Krouch #1,  C SE SE/4, Section 35-T9N-R2E, Pottawatomie County, OK, Krouch #2,  C SW SE/4, Section 35-T9N-R2E, Pottawatomie County, OK (the foregoing leased properties are referred to herein as the "Property").

Further, our sole director currently provides office space in his home at 23#106, 505 19 Ave SW, Calgary, Alberta, T2S 0E4, Canada, which we are currently using as our principal offices. We do not pay any extra amount for use of these premises.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 250,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. As of the date hereof there have been no shares of preferred stock designated.

Anti-Takeover Provisions

Certain anti-takeover provisions in our Articles of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 10,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

THE BUSINESS

OVERVIEW

Sunpeaks Ventures, Inc. was incorporated in the State of Nevada on June 25, 2009, as an independent crude oil and natural gas exploration company. Sunpeaks Ventures, Inc. is a exploration stage company and currently has minimal operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934. At this time we are a resource based energy company with a minor working interest in a 3 well re-work project located in Pottawatomie, Oklahoma. Our long-term strategic goal is to build intrinsic shareholder value through focused operations from this project and other projects while maintaining a low cost structure at every level of our Company. We will accomplish this by continuing to identify and evaluate potential opportunities that would complement our current business plan and create sustained economic value.

In November 2008, prior to our incorporation, we entered into an Assignment of Oil and Gas Leases with Nitro Petroleum, Inc., whereby the Company was assigned a 1.28571% working interest in and to certain oil and gas leases owned by Nitro Petroleum, Inc. ("Nitro Petroleum" or the "majority lease holder"). The working interest was acquired for an aggregate total purchase price of $10,000, which covered the following leases as specifically described as: (i) Nancy Hubbard #1, C NE NW/4, Section 1-T8N-R2E, Pottawatomie County, OK; (ii) Walker #1, C NW NE/4, Section 1-T8N-R2E, Pottawatomie County, OK; Krouch #1,  C SE SE/4, Section 35-T9N-R2E, Pottawatomie County, OK, Krouch #2,  C SW SE/4, Section 35-T9N-R2E, Pottawatomie County, OK (the foregoing leased properties are referred to herein as the "Property"). The assignment agreement for the Property records a purchase price of $10.00, this was simply for recordation purposes, and the actual purchase price of $10,000 paid by the Company has been duly recorded in the Company's audited financial statements included herein. On June 30, 2010, the Company recognized an impairment loss of the acquisition cost on the recommendation of its external auditors, as we were unable obtain a reserve report to support its capitalized value on the balance sheet.  The Company continues to hold the working interest in the property and anticipate receiving revenue from the property, if and when generated, based on our pro-rata interest.

Initial Opportunity

The first anticipated re-work is to frac the Hunton Limestone pay zone on the Nancy Hubbard well.  The Nancy Hubbard wells are not currently producing commercially viable quantities of oil, but we have been informed that the majority lease holder has plans to facilitate an acid frac on the wells, which may produce output at commercially viable levels. Typically, by performing an acid frac on an under-producing or non-producing well the result is increased production for a period of one to six months. The second well is commonly referred to as the Krouch and we have been informed by the majority lease holder that there is intent to further explore this well in the future. Finally, we anticipate that the Walker Well will be re-equipped and will be fraced as well at some point in the future. It is anticipated that the rework and fracing of the Nancy Hubbard and Krouch wells will range anywhere from $50,000 upwards to $90,000 based on the extent and depth of the rework.

Generally, we have an excellent working relationship with Nitro Petroleum, Inc., and we anticipate that larger opportunities will become available to us based on this relationship. However, we have no control over Nitro Petroleum or the operational timeline relating to the rework of the Leased Property. Nitro Petroleum will make all determinations relating to the continued rework or fracing of the Leased Property and as disclosed in Nitro Petroleum's last annual report for the year ended January 31, 2010, Nitro had revenue of $120,035 from production of oil and gas, they had a cash balance of $2,502, had accumulated losses of $4,833,163 since inception and had a working capital deficiency of $522,607. Our interest in the leased Property is nominal and we have minimal access to operational information regarding the exact details of the majority lease holder's plans concerning the management and rework of the Leased Property, including the financial condition of Nitro and its ability to rework or frac the wells. However, as our interest is nominal we do not expect to achieve profitability from any reserves produced by the wells on the properties. In acquiring the leased Property, Management saw an opportunity to enter into the oil and gas exploration industry.

First Year Operations

Our anticipated activities for the 12 month period following the declared effectiveness of this offering will involve capital raising activities and the continued identification and assessment of potential acquisition sites. As those undervalued properties are often difficult to secure without adequate funding, the Company has not, and will not, make any definitive steps towards an acquisition until such time that Management believes it has secured adequate capital to pursue a potential acquisition. We anticipate that the Company will focus its efforts over 12 month in two areas: capital raising and property acquisitions. As these two functions work hand-in-hand, Management expects that the better the results in both areas will assist the Company with moving forward and will help to develop shareholder value.

Accordingly, we intend to use any such funds raised hereunder to implement our business plan as discussed herein, and if we are not successful in raising funds under this offering, we will seek out debt or equity financing from any and all sources available to the Company and its Management. In order to ensure that costs are being kept under control in our initial stages of development, we have sought to eliminate all unnecessary costs, which will allow us to focus on raising sufficient capital to initiate our business plan. Our current cash position will not allow us to expand and will keep our operations minimal. If we are unable to improve our current cash position by receiving funds under this offering, we may need to seek out debt or equity financing from other sources.

We will continue to identify, evaluate, and qualify potential natural gas and oil wells. We will use the proceeds generated from this offering to evaluate future interests in wells identified by the Company, with the goal of producing commercially marketable quantities of oil and natural gas. We anticipate that moving forward the majority of our business will be derived from projects identified by management. Management's strategy is to identify low to moderate risk oil and natural gas reserves that can be reached by redeveloping and reentering old sites using new technology to reach untapped and untouched proven reserves. This approach allows us to evaluate potential oil and natural gas sites for exploration without the operational and financial commitment, which would be required to conduct full geological surveys on potential and/or comparable sites. By entering into participation/joint venture agreements with companies already in possession of such data, our operational costs will be significantly reduced. We intend to expand our operations into these areas of activity should we establish sufficient cash flows from acquired properties in the next twelve months to support these activities. Additionally, we anticipate that we will begin to generate revenues from our future acquisitions and we anticipate that over the next 12 to 24 months such revenues will be sufficient to cover our operating costs.

We have prepared the following timeline to reflect the anticipated plan of operations of the Company for the following 12 months.

TimeLine of Anticipated Operational Milestones

Timeline	Activity	Anticipated Costs	Cause for Delay or Suspension of Activity
0-3 Months	Raise Capital through the sale of registered stock	$1,000 - $1,500 in anticipated general and administrative expenses,	The Company does not foresee any reason that this phase of our anticipated activities would be delayed.
1-3 Months	Assess capital raising activities and seek out potential acquisitions in the oil and gas industry based on funding progress.	$2,500 - $4,000 in legal and consulting fees.

This phase of our anticipated activities may be delayed based on the Company's inability to raise any funds from this offering. However, the Company reasonably believes this phase of activity will proceed without any delay.

	Begin seeking out qualified consultants in the oil and gas field that are willing to accept restricted stock awards, options or warrants in exchange for assisting the Company in its efforts.	We anticipate deferring this cost or attempting to seek out consultants willing to accept stock in lieu of cash.	The Company does not foresee any reason that this phase of our anticipated activities would be delayed.
2-6 Months

Complete first, and potentially second, acquisitions of oil and gas properties or joint ventures. These acquisitions will likely be working interests in an existing well or a joint venture to rework existing wells.

We anticipate $10,000 - $25,000 in acquisition’s fees and an additional $2,500 - $4,000 in legal and consulting fees.

This phase of our anticipated activities may be delayed based on the Company's inability to raise any funds from this offering. However, the Company reasonably believes this phase of activity will proceed without any delay.

6-12 Months	Continue seeking adequate debt or equity financing proportional to anticipated project acquisitions.	We anticipate that we will need to have additional capital in place within 6 months in order to see sustained Company growth.

This phase of our anticipated activity may be delayed based on the Company's inability to raise any funds from this offering. However, the Company reasonably believes this phase of activity will proceed without any delay.

Additional funding will likely be in the form of debt financing or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. We will seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities. At this time, neither the Company nor management has any plans, or has entered into any discussions, written or unwritten, with any third-party relating to any merger acquisitions or business combination transaction. The Company and its Management are committed to the foregoing plan of operations and will use all reasonable means to effectuate the Company's business plan.

Management Experience

Our management has no professional training or technical credentials in the exploration and operation of oil and gas properties.  Consequently, we may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified consultants.  Moreover, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  They may make mistakes in their decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

BUSINESS CONDITIONS AFFECTING THE COMPANY

The crude oil and natural gas industry is extremely cyclical in nature. During the peaks in this cycle, oil prices are higher, exploration activities are more prolific and the costs associated with investing in and developing quality prospects are generally higher than during the downward phase of the cycle. Inherent in this industry during the peaks and valleys are several issues that can affect our ability to be successful in our business plan. These issues are as follows:

Oil and Gas Prices. Commodity prices have been relatively high for the past few years and are currently at or near all time highs. The entire industry in all aspects is extremely active, mainly due to the high prices and current political and economic climate surrounding the energy industry. Because of the increase in prices, many more exploration and production companies have been formed and many existing companies have increased exploration programs or are interested in investing in exploration.

Quality Prospects-Competition. There is intense competition in the oil and gas industry with respect to the acquisition of producing properties and undeveloped prospects. Many major and independent oil and gas companies are actively pursuing and bidding for the mineral rights of desirable properties. Although we believe that there are many quality prospects, it will be essential to our success to continually seek to acquire and explore those prospects. Sustained commodity prices could continue to make it more difficult or more costly to acquire these properties.

Oil-field Services. We may rely on independent contractors to assist in conducting our operations. However, as the competition in the industry intensifies, it may become harder for the Company to obtain drilling rigs and other oil-field services to successfully conduct our future operations. There is increased competition in the oil and gas industry for contract drillers, geologists and all other oil field services. However, we believe that current demand in the areas that we are targeting for prospects has generally been stable and our ability to acquire the necessary services will be sufficient to execute our business plan.

Competition

The petroleum and natural gas industry is intensely competitive, and we compete with other companies that have substantially larger financial resources operations, staffs and facilities. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market oil and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties (or interest therein) and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

Governmental Regulations and the Cost of Compliance

We are an independent crude oil and natural gas exploration company. Federal, state and local laws and regulations have been enacted regulating the industry which creates liability for certain environmental contamination. Environmental laws regulate, among other things, the transportation, storage, and handling of oil and gas products. Governmental regulations govern matters such as the protection of fresh water sources, both surface and subsurface, remediation of soil and water contamination resulting from business operations or accidents, disposal of residual chemical wastes, operating procedures, waste water discharges, air emissions, fire protection, worker and community right-to-know and emergency response plans. Moreover, so-called “toxic tort” litigation has increased markedly in recent years as persons allegedly injured by chemical contamination seek recovery for personal injuries or property damage. These legal developments present a risk of liability should we be deemed to be responsible for contamination or pollution caused or increased by any activities we undertake, or for an accident which occurs in the course of such activities. There can be no assurance that we will establish policies and implement the proper procedures for complying with environmental regulations will be effective at preventing us from incurring a substantial environmental liability. If we were to incur a substantial uninsured liability for environmental damage, our financial condition could be materially adversely affected.

Environmental Laws and Regulations

Our anticipated operations will be subject to numerous federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on specified lands within wilderness, wetlands and other protected areas, require remedial measures to mitigate pollution from former operations, such as pit closure and plugging abandoned wells, and impose substantial liabilities for pollution resulting from production and drilling operations. To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly waste handling, disposal and cleanup requirements, our business and prospects could be adversely affected. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Employees

As of November 10, 2010, we had no full-time employees or part time employees.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF SUNPEAKS VENTURES, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Section (a)(2) of Rule 419 under the Securities Act of 1933, as amended, defines a “blank check company” as a company that is issuing penny stocks and that is "a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person."  Though the Company is a development stage company, per Rule 1-02(h), the Company is not a blank check company as we have a specific business plan and we remain in our start-up phase of operations. The Company’s business plan relates specifically to the continued evaluation of oil potential properties through acquisition or joint venture (see “Description of Business” herein on page 19). We will continue to seek out and attempt to identify, evaluate, and qualify potential natural gas and oil properties. We will use the proceeds generated from this offering to evaluate future interests in wells identified by the Company, with the goal of producing commercially marketable quantities of oil and natural gas. In addition, the Company’s business plan does not include any potential merger or acquisition with an unidentified company, entity or person.  For each of these reasons, the Company is not a blank check company subject to the provisions of Rule 419.

Operating Expenses

We are an exploration company and for the three months ended September 30, 2010, we did not generate any revenues and have incurred operating expenses of $18,421 comprised of $12,650 in professional fees relating to audit, accounting, and legal costs with respect to our S-1 registration process, $5,000 in management fees to our President and Director, and $771 in general and administrative costs relating to overhead costs in our operation.

During the year ended June 30, 2010, we have generated revenue of $262.  For the year ended June 30, 2010, we have incurred losses totaling $95,097 comprised of $10,000 of consulting fees, $10,000 impairment of our oil and gas property, $20,000 in management fees to our President, $47,925 in professional fees related to our incorporation, audit and financial reporting fees, and filing of our S-1 registration statements, $3,434 in general and administrative costs, and $4,000 in interest expense related to our convertible debt.

LIQUIDITY AND CAPITAL RESOURCES

As at September 30, 2010, our cash balance is $ 66 and we have a working capital deficit of $ 124,140 ..  Our assets of $ 66 is comprised of cash.  Since inception, we have primarily financed our operating and investing cash flow needs through a private placement of our common shares for $15,000, and the issuance of a convertible notes for proceeds of $66,720. Management believes that the proceeds from, and the utilization of all available financing methods will be sufficient to keep the Company funded and the business moving forward.

Cashflows from Operating Activities

During the period ended September 30, 2010, we used cash flows of $9,570 in operating activities as compared to $21,293 for the comparative period ended September 30, 2009 ..  The decrease in net cash used in operating activities is attributed to the fact that the Company incurred start-up costs during the 2009 period which resulted in a higher net loss than the current period, and the Company had a larger accounts payable balance for unpaid expenditures given the lack of available cash as at September 30, 2010.

Cashflows from Investing Activites

During the three months ended September 30, 2010 and 2009, the Company did not incur any investing activities and the only investing activities that the Company incurred from its inception date to September 30, 2010 was an acquisition of oil and gas leases totaling $10,000 which were impaired as at June 30, 2010 due to the Company’s inability to obtain a reserve report to support its capitalized value.  Although impaired, the Company still maintains the rights to the working interest in the oil and gas lease.

Cashflows from Financing Activities

During the period ended September 30, 2010, the Company received $4,000 from financing activities as compared with $ 20,000 during the period ended September 30, 2009 ..  The proceeds from financing activities during the current year was a result of $5,000 received from a related party and the repayment of $1,000 of outstanding notes payable as compared to 2009 where the Company received $15,000 for the issuance of common shares and $5,000 from a related party.

Plan of Operations

As an independent oil and gas company engaged in the acquisition and exploration of oil and gas properties located primarily in North America. Our primary objective is to increase shareholder value. To accomplish this objective, our business strategy is focused on the following:

Further Exploitation of Existing Properties. We seek to explore and re-work existing wells through the use of advanced technologies, including detailed reservoir engineering analysis, drilling wells utilizing sophisticated techniques and selectively recompleting and re-working existing wells.

Property Portfolio Management. In the future, as we continue to grow and seek to acquire new properties in line with our business plan, we will evaluate our then existing property base to identify opportunities to divest non-core, higher cost or less productive properties with limited development potential. This strategy will allow us to focus on a portfolio of core properties.

Pursuit of Strategic Transactions. We continue to review opportunities to potentially acquire producing properties, leasehold acreage and drilling prospects. We will seek negotiated transactions to acquire operational control of such properties that we believe have significant exploitation and exploration potential.

Maintenance of Financial Flexibility. We believe the Company should be structured and financed so that internally generated cash flows cover all operating expenses, general and administrative expense and interest expense, that drawn borrowing capacity should be used for lower risk business development expenditures and that the capital markets should be used to fund acquisitions of producing properties and leasehold acreage, and to fund higher risk exploration activities.

Strategic alignment. We intend to secure, through the alignment with strategic partnerships, the ability to analyze and operate both existing properties and future potential acquisitions.

Limited Operating History; Need for Additional Capital

We anticipate that the acquisition of viable oil and gas properties can be accomplished should the Company successfully sell the shares it registered hereunder. The Company believes that the proceeds derived hereunder will allow the Company to initiate the initial stage of its business plan. This Phase I will entail continuing to explore the Property while seeking to identify and acquire other viable oil and gas properties. Phase II of the Company’s plan will commence once the Company has successfully begun operations and will consist of raising additional capital for larger and more productive properties.

However, there is limited historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties. Following the completion of Phase I and II we will be seeking funds from convertible loans and private placements of common stock to provide the capital required additional ongoing expansion program. We have no assurance that future financing will materialize.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of oil and gas properties, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Oil and Gas Properties

The Company utilizes the full-cost method of accounting for petroleum and natural gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling of productive and non-productive wells into the full cost pool on a country by country basis. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves proved and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. The costs of unproved properties are not amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such determination is made the Company assesses annually whether impairment has occurred, and includes in the amortization base drilling exploratory dry holes associated with unproved properties.

The Company applies a ceiling test to the capitalized cost in the full cost pool. The ceiling test limits such cost to the estimated present value, using a ten percent discount rate, of the future net revenue from proved reserves, based on current economic and operating conditions. Specifically, the Company computes the ceiling test so that capitalized cost, less accumulated depletion and related deferred income tax, do not exceed an amount (the ceiling) equal to the sum of: (A) The present value of estimated future net revenue computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current cost) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (B) the cost of property not being amortized; plus (C) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less (D) income tax effects related to differences between the book and tax basis of the property.

For unproven properties, the Company excludes from capitalized costs subject to depletion, all costs directly associated with the acquisition and evaluation of the unproved property until it is determined whether or not proved reserves can be assigned to the property. Until such a determination is made, the Company assesses the property at least annually to ascertain whether impairment has occurred. In assessing impairment the Company considers factors such as historical experience and other data such as primary lease terms of the property, average holding periods of unproved property, and geographic and geologic data. The Company adds the amount of impairment assessed to the cost to be amortized subject to the ceiling test.

Asset Retirement Obligations

The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In August 2009, FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective for the Company on October 1, 2009. The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAS, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position
Scott Beaudette	26	Director, Chairman, President and CEO

Mr. Scott Beaudette. Since 2007, Mr. Beaudette has been employed by Corus Entertainment (NYSE: CJR, TSX: CJR.B), a media and entertainment spin off of Shaw Communications assets (NYSE: SJR, TSX: SJR.B), as an accounting clerk. Prior thereto, Mr. Beaudette worked for the City of Calgary from July ’06 to 2007 as a payroll associate. Previously, Mr. Beaudette worked with Talisman Energy (NYSE: TLM, TSX: TLM) from Jan 2006 to July 2006 as wellfile document controller, and as part of his duties assisted in the coordinating drilling operations, assisted management in reviewing potential acquisitions and was involved with assisting auditors in compiling information.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott	Chairman,	2009	$5,000.00	$	$	-0-	-0-	-0-	-0-	$5,000.00
Beaudette(1)	CEO and
	President	2010	20,000			-0-	-0-	-0-	-0-	20.000

Notes to Summary Compensation Table:

(1)

The Company and Mr. Beaudette have entered into a certain Management Agreement whereby Mr. Beaudette receives compensation of $5,000 per financial quarter. Mr. Beaudette may accept such compensation in cash or shares of the Company’s common stock. The Management Agreement is for a term of 12 months subject to automatic renewal thereafter. On June 25, 2009, the Company issued 5,000,000 common shares to the President and Director of the Company at $0.001 per common share as founder’s shares.

The Company’s officer and director currently devote an immaterial amount of time to manage the affairs of the Company. Mr. Beaudette, the president, CEO, CFO, secretary, treasurer and director and a director of the Company, currently has committed to provide up to 20 hours per week providing management services to us. She has agreed to work with no cash remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards Since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

LONG-TERM INCENTIVE PLANS

We currently have no Long-Term Incentive Plans.

DIRECTOR COMPENSATION

None.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Scott Beaudette, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Beaudette collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Beaudette will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Beaudette will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CODE OF ETHICS

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information at  November 10, 2010, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of November 10, 2010, we had 7,900,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Scott Beaudette Chairman, President and CEO #106, 505 19 Ave SW Calgary, Alberta T2S 0E4 Canada	5,000,000	63.29%

	All Officers and Directors as a group (total of 1)	5,000,000	63.29%

Common Stock	Blue Lagoon Capital (2) 7 New Road 2nd Floor Suite 6 PO Box 2079 Panama City, Panama	666,666	8.43%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)

The Company entered into a Convertible Promissory Note, with Blue Lagoon Capital on June 25, 2009, in the amount of $40,000. The Holder has the right to convert the Principal amount due under the Note at any time a conversion rate of $0.06 per share and the Company has the right to convert the Principal amount due under the Note into shares of the Company’s Common Stock at a conversion rate of $0.06 per share upon the filing of any Registration Statement on Form S-1. Accordingly, upon filing of this Registration Statement, the Company has the right to convert the Principal amount due into 666,667 shares of the Company’s common stock. Mr. Robert Bandfield has investment and voting control over the shares owned by Blue Lagoon Capital.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the issuance of the common stock offered under this prospectus has been passed upon for us by Luis Carrillo, Esq. of Carrillo Huettel, LLP, San Diego, California.

EXPERTS

The financial statements of Sunpeaks Ventures, Inc. at June 30, 2010 and 2009, included in and made a part of this document have been audited by M&K CPAS, PLLC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this registration statement have been audited by M&K CPAS, PLLC. To the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Scott Beaudette, our President and Chief Executive Officer.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Financial Statements

For the Period Ended September 30, 2010

Balance Sheet

F-2

Statement of Operations

F-3

Statement of Cash Flows

F-4

Notes to the Financial Statements

F-5

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Balance Sheets

(Expressed in US dollars)

	September 30, 2010 $	June 30, 2010 $

ASSETS
Current assets

Cash	66	5,636

Total Assets	66	5,636

LIABILITIES

Current liabilities
Accounts payable	28,412	19,561
Accrued liabilities	5,074	4,066
Notes payable	65,720	66,720
Due to related party	25,000	20,000

Total Liabilities	124,206	110,347

STOCKHOLDERS’ DEFICIT
Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 7,900,000 and 5,000,000 common shares, respectively	7,900	7,900

Additional Paid-In Capital	12,100	12,100

Deficit accumulated during the exploration stage	(144,140)	(124,711)

Total Stockholders’ Deficit	(124,140)	(104,711)

Total Liabilities and Stockholders’ Deficit	66	5,636

(The accompanying notes are an integral part of these financial statements)

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

	For the Three Months Ended September 30, 2010 $	For the Three Months Ended September 30, 2009 $	Accumulated from June 25, 2009 (Date of Inception) to September 30, 2010 $

Revenues	–	262	262

Operating Expenses
Consulting fees	–	–	23,670
General and administrative	771	1,333	5,926
Impairment of oil and gas property	–	–	10,000
Management fees	5,000	5,000	30,000
Professional fees	12,650	17,000	69,732

Total Operating Expenses	18,421	23,333	139,328

Loss Before Other Expense	(18,421)	(23,071)	(139,066)

Other Expense

Interest expense	(1,008)	(1,008)	(5,074)
Other income	–

Net Loss	(19,429)	(24,079)	(144,140)
Net Loss per Share – Basic and Diluted	–	–
Weighted Average Shares Outstanding – Basic and Diluted	7,900,000	7,267,391

(The accompanying notes are an integral part of these financial statements)

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

	For the Three Months Ended September 30, 2010 $	For the Three Months Ended September 30, 2009 $	Accumulated from June 25, 2009 (Date of Inception) to September 30, 2010 $

Operating Activities

Net loss for the period	(19,429)	(24,079)	(144,140)

Adjustments to reconcile net loss to net cash used in operating activities:

Shares issued for services	–	–	5,000
Impairment of oil and gas property	–	–	10,000

Changes in operating assets and liabilities:

Accounts payable	8,851	1,148	28,412
Accrued liabilities	1,008	1,008	5,074

Net Cash Used In Operating Activities	(9,570)	(21,293)	(95,654)

Investing Activities

Acquisition of oil and gas properties	–	–	(10,000)

Net Cash Used In Investing Activities	–	–	(10,000)

Financing Activities

Repayment of note payable	(1,000)	–	(1,000)
Proceeds from related party	5,000	5,000	25,000
Proceeds from note payable	–	–	66,720
Proceeds from issuance of shares	–	15,000	15,000

Net Cash Provided By Financing Activities	4,000	20,000	105,720

Increase (Decrease) in Cash	(5,570)	(1,923)	66

Cash – Beginning of Period	5,636	6,109	–
		–
Cash – End of Period	66	4,186	66

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–
		–

(The accompanying notes are an integral part of these financial statements)

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

1.

Organization and Nature of Operations

Sunpeaks Ventures Inc. (the “Company”) was incorporated in the State of Nevada on June 25, 2009 and is a natural resource exploration and production company engaged in the exploration, acquisition, and development of oil and gas properties in the United States. The Company is an exploration stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities .. In June 2009, the Company acquired a 1.28571% interest in three wells located in Pottawatomie, Oklahoma (the “Pottawatomie Wells”) in exchange for $10,000.  The Company’s plan of operations over the next twelve months is to raise financing to explore and develop the Pottawatomie Wells acquired by the Company.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at September 30, 2010, the Company has a working capital deficit of $124,140 and an accumulated deficit of $144,140. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of oil and gas properties, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of September 30, 2010 and June 30, 2010, there were no cash equivalents.

d)

Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

e)

Oil and Gas Properties

The Company utilizes the full-cost method of accounting for petroleum and natural gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling of productive and non-productive wells into the full cost pool on a country by country basis. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves proved and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. The costs of unproved properties are not amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such determination is made the Company assesses annually whether impairment has occurred, and includes in the amortization base drilling exploratory dry holes associated with unproved properties.

The Company applies a ceiling test to the capitalized cost in the full cost pool. The ceiling test limits such cost to the estimated present value, using a ten percent discount rate, of the future net revenue from proved reserves, based on current economic and operating conditions. Specifically, the Company computes the ceiling test so that capitalized cost, less accumulated depletion and related deferred income tax, do not exceed an amount (the ceiling) equal to the sum of: (A) The present value of estimated future net revenue computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current cost) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (B) the cost of property not being amortized; plus (C) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less (D) income tax effects related to differences between the book and tax basis of the property.

For unproven properties, the Company excludes from capitalized costs subject to depletion, all costs directly associated with the acquisition and evaluation of the unproved property until it is determined whether or not proved reserves can be assigned to the property. Until such a determination is made, the Company assesses the property at least annually to ascertain whether impairment has occurred. In assessing impairment the Company considers factors such as historical experience and other data such as primary lease terms of the property, average holding periods of unproved property, and geographic and geologic data. The Company adds the amount of impairment assessed to the cost to be amortized subject to the ceiling test.

As at June 30, 2010, the Company impaired the acquisition cost of its oil and gas property as it was unable to obtain appropriate reserve reports to support its capitalized value.

f)

Asset Retirement Obligations

The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations , which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

g)

Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share .. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

h)

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters , using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars.

i)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and accrued liabilities, and amounts due to related party. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

j)

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes .. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

k)

Comprehensive Loss

ASC 220, Comprehensive Income , establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2010, the Company has no items representing comprehensive income or loss.

l)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

The Company did not grant any stock options or warrants during the period ended September 30, 2010.

m)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

  Summary of Significant Accounting Policies (continued)

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

m)

Recent Accounting Pronouncements (continued)

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Oil and Gas Property

On June 25, 2009, the Company acquired a 1.28571% working interest in three wells located in Pottawatomie, Oklahoma in exchange for $10,000.  On June 30, 2010, the Company impaired the acquisition cost of the oil and gas property as the Company was unable to provide appropriate documentation to support its fair value.

4.

Note Payable

a)

In June 2009, the Company issued a $40,000 convertible promissory note (the “Note”) to a third-party investor. Under the terms of the Note, the amount is unsecured, due interest at 10% per annum, due on demand, and convertible into common shares of the Company at the option of the note holders at $0.06 per common share. As at September 30, 2010, the Company recorded accrued interest of $5,074 which has been recorded as accrued liabilities. The Company evaluated the conversion feature related to this note and determined no derivative or beneficial conversion feature existed.

b)

As at September 30, 2010, the Company owes $25,720 (June 30, 2010 - $26,720) to a creditor for operating expenditures incurred by the Company. This amount owing is unsecured, non-interest bearing, and due on demand. Imputed interest is not considered to be material.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

5.

Related Party Transaction

As at September 30, 2010, the Company owes $25,000 (June 30, 2010 - $20,000) to the Company’s President for management fees incurred on behalf of the Company.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Financial Statements

Years Ended June 30, 2010 and 2009

Report of Independent Registered Public Accounting Firm

F-12

Balance Sheet

F-13

Statement of Operations

F-14

Statement of Cash Flows

F-15

Statement of Stockholders’ Deficit

F-16

Notes to the Financial Statements

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sunpeaks Ventures, Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheets of Sunpeaks Ventures, Inc. (an exploration stage company) as of June 30, 2010 and 2009, and the related statements of operations, changes in stockholders' deficit, and cash flows for the periods then ended and from June 25, 2009 (inception) through June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunpeaks Ventures, Inc. as of June 30, 2010 and 2009, and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 19, 2010

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Balance Sheets

As at June 30, 2010 and 2009

(Expressed in US dollars)

	June 30, 2010 $	June 30, 2009 $

ASSETS
Current assets

Cash	5,636	6,109

Total Current Assets	5,636	6,109

Oil and gas property	–	10,000

Total Assets	5,636	16,109

LIABILITIES

Current liabilities
Accounts payable	19,561	657
Accrued liabilities	4,066	66
Notes payable	26,720	–
Convertible notes payable	40,000	40,000
Due to related party	20,000	–

Total Liabilities	110,347	40,723

STOCKHOLDERS’ DEFICIT
Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 7,900,000 and 5,000,000 common shares, respectively	7,900	5,000

Additional Paid-In Capital	12,100	–

Deficit accumulated during the exploration stage	(124,711)	(29,614)

Total Stockholders’ Deficit	(104,711)	(24,614)

Total Liabilities and Stockholders’ Deficit	5,636	16,109

(The accompanying notes are an integral part of these financial statements)

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Statements of Operations

(Expressed in US dollars)

	For the Year Ended June 30, 2010 $	For the Period from June 25, 2009 (Date of Inception) to June 30, 2009 $	Accumulated from June 25, 2009 (Date of Inception) to June 30, 2010 $

Revenues	262	–	262

Operating Expenses
Consulting fees	10,000	13,670	23,670
General and administrative	3,434	1,721	5,155
Impairment of oil and gas property	10,000	–	10,000
Management fees	20,000	5,000	25,000
Professional fees	47,925	9,157	57,082

Total Operating Expenses	91,359	29,548	120,907

Loss Before Other Expense	(91,097)	(29,548)	(120,645)

Other Expense

Interest expense	(4,000)	(66)	(4,066)

Net Loss	(95,097)	(29,614)	(124,711)
Net Loss per Share – Basic and Diluted	(0.01)	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	7,494,795	5,000,000

(The accompanying notes are an integral part of these financial statements)

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

	For the Year Ended June 30, 2010 $	For the Period from June 25, 2009 (Date of Inception) to June 30, 2009 $	Accumulated from June 25, 2009 (Date of Inception) to June 30, 2010 $

Operating Activities

Net loss for the period	(95,097)	(29,614)	(114,711)

Adjustments to reconcile net loss to net cash used in operating activities:

Shares issued for services	–	5,000	5,000
Impairment of oil and gas property	10,000	–	10,000

Changes in operating assets and liabilities:

Accounts payable	18,904	657	19,561
Accrued liabilities	4,000	66	4,066

Net Cash Used In Operating Activities	(62,193)	(23,891)	(86,084)

Investing Activities

Acquisition of oil and gas properties	–	(10,000)	(10,000)

Net Cash Used In Investing Activities	–	(10,000)	(10,000)

Financing Activities

Proceeds from note payable	26,720	40,000	66,720
Proceeds from related parties	20,000	–	20,000
Proceeds from issuance of shares	15,000	–	15,000

Net Cash Provided By Financing Activities	61,720	40,000	101,720

Increase (Decrease) in Cash	(473)	6,109	5,636

Cash – Beginning of Period	6,109	–	–
		–
Cash – End of Period	5,636	6,109	5,636

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

SUNPEAKS VENTURES INC.

(An Exploration Stage Company)

Statement of Stockholders’ Deficit

From June 25, 2009 (Date of Inception) to June 30, 2010

(Expressed in US dollars)

	Common stock		Additional	Accumulated
	Shares	Par Value	Paid-In Capital	Deficit	Total
	#	$	$	$	$

Balance – June 25, 2009 (Date of Inception)	–	–	–	–	–

Issuance of shares for management fees	5,000,000	5,000	–	–	5,000

Net loss for the period	–	–	–	(29,614)	(29,614)

Balance – June 30, 2009	5,000,000	5,000	–	(29,614)	(24,614)

Issuance of shares for cash	2,900,000	2,900	12,100	–	15,000

Net loss for the year	–	–	–	(95,097)	(95,097)

Balance – June 30, 2010	7,900,000	7,900	12,100	(124,711)	(104,711)

(The accompanying notes are an integral part of these financial statements)

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Organization and Nature of Operations

Sunpeaks Ventures Inc. (the “Company”) was incorporated in the State of Nevada on June 25, 2009 and is a natural resource exploration and production company engaged in the exploration, acquisition, and development of oil and gas properties in the United States. The Company is an exploration stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. In June 2009, the Company acquired a 1.28571% interest in three wells located in Pottawatomie, Oklahoma (the “Pottawatomie Wells”) in exchange for $10,000.  The Company’s plan of operations over the next twelve months is to raise financing to explore and develop the Pottawatomie Wells acquired by the Company.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at June 30, 2010, the Company has a working capital deficit of $104,711 and an accumulated deficit of $124,711. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of oil and gas properties, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of June 30, 2010 and 2009, there were no cash equivalents.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

d)

Oil and Gas Properties

The Company utilizes the full-cost method of accounting for petroleum and natural gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling of productive and non-productive wells into the full cost pool on a country by country basis. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves proved and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. The costs of unproved properties are not amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such determination is made the Company assesses annually whether impairment has occurred, and includes in the amortization base drilling exploratory dry holes associated with unproved properties.

The Company applies a ceiling test to the capitalized cost in the full cost pool. The ceiling test limits such cost to the estimated present value, using a ten percent discount rate, of the future net revenue from proved reserves, based on current economic and operating conditions. Specifically, the Company computes the ceiling test so that capitalized cost, less accumulated depletion and related deferred income tax, do not exceed an amount (the ceiling) equal to the sum of: (A) The present value of estimated future net revenue computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current cost) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (B) the cost of property not being amortized; plus (C) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less (D) income tax effects related to differences between the book and tax basis of the property.

For unproven properties, the Company excludes from capitalized costs subject to depletion, all costs directly associated with the acquisition and evaluation of the unproved property until it is determined whether or not proved reserves can be assigned to the property. Until such a determination is made, the Company assesses the property at least annually to ascertain whether impairment has occurred. In assessing impairment the Company considers factors such as historical experience and other data such as primary lease terms of the property, average holding periods of unproved property, and geographic and geologic data. The Company adds the amount of impairment assessed to the cost to be amortized subject to the ceiling test.

As at June 30, 2010, the Company impaired the acquisition cost of its oil and gas property as it was unable to obtain appropriate reserve reports to support its capitalized value.

e)

Asset Retirement Obligations

The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

f)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

g)

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars.

h)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

i)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

k)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

The Company did not grant any stock options or warrants during the period ended June 30, 2010.

l)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

l)

Recent Accounting Pronouncements (continued)

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In August 2009, FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective for the Company on October 1, 2009. The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Oil and Gas Property

On June 25, 2009, the Company acquired a 1.28571% working interest in three wells located in Pottawatomie, Oklahoma in exchange for $10,000.  On June 30, 2010, the Company impaired the acquisition cost of the oil and gas property as the Company was unable to provide appropriate documentation to support its fair value ..

4.

Note Payable

a)

In June 2009, the Company issued a $40,000 convertible promissory note (the “Note”) to a third-party investor. Under the terms of the Note, the amount is unsecured, due interest at 10% per annum, due on demand, and convertible into common shares of the Company at the option of the note holders at $0.06 per common share. As at June 30, 2010, the Company recorded accrued interest of $4,066 which has been recorded as accrued liabilities. The Company evaluated the conversion feature related to this note and determined no derivative or beneficial conversion feature existed.

b)

As at June 30, 2010, the Company owes $26,720 (2009 - $nil) to a creditor for operating expenditures incurred by the Company. This amount owing is unsecured, non-interest bearing, and due on demand.

5.

Related Party Transaction

As at June 30, 2010, the Company owes $20,000 (June 30, 2009 - $nil) to the Company’s President for management fees incurred on behalf of the Company.  The amount owing is unsecured, non-interest bearing, and due on demand.

SUNPEAKS VENTURES, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

6.

Common Stock

a)

On June 25, 2009, the Company issued 5,000,000 common shares to the President and Director of the Company at $0.001 per common share for founder’s shares.

b)

On July 20, 2009, the Company finalized a private placement which resulted in the issuance of 2,800,000 common shares at $0.005 per common share for proceeds of $14,000.

c)

On August 20, 2009, the Company issued 100,000 common shares to a director of the Company at $0.01 per common share for proceeds of $1,000.

7.

Income Taxes

The Company has a $95,097 (2009 - $29,614) net operating loss carryforward to offset taxable income in future years which expires in fiscal 2029. As at June 30, 2010, the Company has no uncertain tax positions.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the years ended June 30, 2010 and 2009 as a result of the following:

	2010 $	2009 $

Net loss before taxes	(95,097)	(29,614)
Statutory rate	34%	34%

Computed expected tax recovery	32,333	10,069
Change in valuation allowance	(32,333)	(10,069)

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities as at June 30, 2010 and 2009 after applying enacted corporate income tax rates are as follows:

	2010 $	2009 $

Net operating loss carryforward	42,402	10,069

Valuation allowance	(42,402)	(10,069)

Net deferred tax asset	–	–

PROSPECTUS

700,000 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________,2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2010

[RESALE PROSPECTUS ALTERNATIVE PAGE]

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

1,700,000 shares of common stock

Our existing shareholders are offering for sale, 1,700,000 shares of common stock. The offering price is $0.06 per share for those being sold by current shareholders. All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

There is currently no market for our common stock and we do not know if an active trading market will develop. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms a part. There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

The Selling Security Holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) at a fixed price of $0.06 per share until such time as the Company’s common stock is quoted on the OTCBB and thereafter at such prevailing market prices or privately negotiated prices on the OTCBB or other applicable exchange; (v) privately negotiated transactions; (vi) to cover short sales after the date the registration statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission; (vii) broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share; (viii) a combination of any such methods of sale; and (ix) any other method permitted pursuant to applicable law.

This prospectus covers the resale offering by the Selling Security Holders of 1,700,000 shares of common stock. The Company is concurrently conducting a primary offering for 700,000 shares, which is covered in a separate public offering prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________,2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 1,700,000 shares of common stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	7,900,000 shares of Common Stock issued and outstanding as of November 10, 2010.

Number of Options Granted	There have been no Options Granted by the Company as of the date hereof.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the selling shareholders.
Outstanding Convertible Note

The Company issued a Convertible Promissory Note in the amount of $40,000, granting the Holder the right to convert the Principal amount due under the Note at any time at conversion rate of $0.06 per share and the Company has the right to convert the Principal amount due under the Note into shares of the Company’s Common Stock at a conversion rate of $0.06 per share upon the filing of this Registration Statement.

Risk factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our ordinary shares by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sales of ordinary shares offered by them under this prospectus.

[RESALE PROSPECTUS ALTERNATE PAGE]

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and,

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we, nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any of the selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

The selling shareholders have been advised that any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of November 10, 2010. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder(1)	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (2)	Number of Shares to be Offered for the Account of the Selling Stockholder (3)	Number of Shares to be Owned after this Offering (4)	Percentage to be Beneficially Owned after this Offering (4) (5)

Common Stock
Scott Beaudette	Director, CEO, President, Treasurer & Secretary	5,000,000	200,000	4,800,000	60.75%
Habana Investments(6)(8)	None	350,000	175,000	175,000	2.21%
CHP Investments(6)(9)	None	350,000	175,000	175,000	2.21%
Verna Thompson(6)	None	350,000	175,000	175,000	2.21%
Oil Search(6)(10)	None	350,000	175,000	175,000	2.21%
Tustin Properties Corp.(6)(11)	None	350,000	175,000	175,000	2.21%
Capstar Management Ltd.(6)(12)	None	350,000	175,000	175,000	2.21%
Soho Investment Group(6)(13)	None	350,000	175,000	175,000	2.21%
Tribeca International (6)(14)	None	350,000	175,000	175,000	2.21%
Kenan Williams (7)	None	100,000	100,000	0	0.00%

1.

None of the selling shareholders are Broker/Dealers, or affiliates with or controlled by any Broker/Dealer.

2.

Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

3.

This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

4.

Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

5.

Based on 7,900,000 shares of Common stock issued and outstanding as of November 10 , 2010.

6.

Acquired pursuant to a Private Placement of the Company’s common stock pursuant to Regulation S, each individual invested $1,750USD, in exchange for 175,000 shares at a purchase price of $0.01 per share with an additional 175,000 shares being awarded as an investment incentive.

7.

Acquired pursuant to a Private Placement of the Company’s common stock pursuant to Regulation S, Mr. Williams invested $1,000USD, in exchange for 100,000 shares at a purchase price of $0.01 per share.

8.

Mr. Robert Bandfeild holds investment and voting control over the shares beneficially owned by Habana Investment.

9.

Mr. Douglas Roe holds investment and voting control over the shares beneficially owned by CHP Investments.

10.

Mr. Tyronne Fitzgerald holds investment and voting control over the shares beneficially owned by Oil Search.

11.

Ms. Desiree Hay holds investment and voting control over the shares beneficially owned by Tustin Properties Corp.

12.

Ms. Crystal Stephenson holds investment and voting control over the shares beneficially owned by Capstar Management Ltd.

13.

Ms. Marisela Simmons holds investment and voting control over the shares beneficially owned by Soho Investment Group.

14.

Mr. Cesar DeGracia holds investment and voting control over the shares beneficially owned by Tribecca International.

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•

a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the ordinary shares offered by them will be the purchase price of the ordinary shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

In addition to the foregoing, persons who purchase warrants from a selling shareholder pursuant to this prospectus and thereafter acquire our ordinary shares upon the exercise of such warrants may resell such ordinary shares without restriction by any method permitted by applicable law.

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS

1,700,000 shares of common stock

, 2010

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$8.03*
Audit Fees and Expenses	$5,000.00
Legal Fees and Expenses	$5,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$11,508.03*
* Estimate Only

Item 14. Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 15. Recent Sales of Unregistered Securities.

On July 23, 2009, the Company sold 175,000 thousand shares to eight corporations in exchange for gross proceeds to the Company of $14,000.  As an investment incentive, the Company awarded an additional 175,000 to each of the entities (the “Incentive Shares”).  The Incentive Shares were issued in order to induce the initial investment, however, for accounting purposes the Company will record the sale of the shares at a purchase price of $0.005 per shares.

On July 30, 2009, the Company sold 100,000 thousand shares to the Mr. Kenan Williams in exchange for initial start-up capital, the shares sold were sold at par value for gross proceeds to the Company of $1,000.

The Company entered into a Convertible Promissory Note, with Blue Lagoon Capital on June 25, 2009, in the amount of $40,000. The Company has the right to convert the Principal amount due under the Note into shares of the Company’s Common Stock at a conversion rate of $0.06 per share. The Note is convertible by the Company in full upon the filing of any Registration Statement on Form S-1. Accordingly, the Company shall convert the Note into 666,667 shares of the Company’s common stock at any time following the filing of this Registration Statement. The conversion by the Company, in order to eliminate the debt, shall be a dilutive event to the Company’s then existing shareholders.

The issuance was made pursuant to an exemption from registration requirements under Regulation D and or Section 4(2) of the Securities Act of 1933, as amended. In each case, we believe the recipients were all “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933.

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offerings or made more than six months after completion of the Regulation D offerings.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold pursuant to Regulation D contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation of Sunpeaks Ventures, Inc. (1)
3.2	Bylaws of Sunpeaks Ventures, Inc. (1)
5.1	Opinion of Carrillo Huettel, LLP (2)
10.1	Form of Regulation S Subscription Agreement.(1)
10.2	Form of Convertible Promissory Note by and between the Company and Blue Lagoon Capital.(1)
10.3	Management Agreement (1)
10.4	Lease Agreement between the Company and Nitro Petroleum, Inc. (1)
23.1	Auditor Consent (2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1) (2)

(1)

Previously filed.

(2)

Filed herewith.

ITEM 17. UNDERTAKINGS

(a)

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.

Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that  in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

Provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

(1)

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the  11th day of November, 2010.

SUNPEAKS VENTURES, INC.

By /s/ Scott Beaudette

Scott Beaudette

Principal Executive Officer

& Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Scott Beaudette	Director, Principal Executive Officer & Principal Financial Officer	November 11, 2010